Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 8 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission of our report dated December 31, 2018 on the financial statements of Grow Generation Corp and Subsidiaries. We also consent to the references to us under the heading "Experts" in this Registration Statement on Form S-1.

Springfield, Pennsylvania

October 22, 2019